CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-187083, 333-211750, 333-211751 and 333-231992) and on Form S-3 (No. 333-211049 and 333-228565) of PTC Inc. of our report dated November 15, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
November 15, 2019